Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
MediaSentry, Inc.
New York, New York
We have audited the accompanying balance sheet of MediaSentry, Inc. (the “Company”) as of December 31, 2004 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of MediaSentry, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
We have not audited or reviewed the Company’s March 31, 2005 and 2004 condensed financial statements.
Eisner, LLP
New York, New York
May 6, 2005

MediaSentry, Inc.
Balance Sheet
December 31, 2004

ASSETS (NOTE E)
Current assets:
Cash and cash equivalents	$115,000
Accounts receivable (including $207,000 of unbilled receivables)	1,810,000
Prepaid expenses and other current assets	75,000

Total current assets	2,000,000

Property and equipment, net	779,000
Software development costs, net	579,000
Other assets	8,000

$3,366,000

LIABILITIES

Current liabilities:
Accounts payable	$41,000
Accrued expenses	212,000
Obligations under capital leases	175,000
Line of credit	100,000
Deferred salaries	258,000
Deferred revenue	104,000
Deferred taxes	54,000

Total current liabilities	944,000

Obligations under capital leases, net of current portion	166,000

1,110,000

STOCKHOLDERS’ EQUITY

Common stock; $.01 par value; 5,000,000 shares authorized; 2,052,220 shares issued and outstanding	21,000
Additional paid-in capital	299,000
Retained earnings	1,936,000

Total stockholders’ equity	2,256,000

$3,366,000

See Notes to Financial Statements.

MediaSentry, Inc.
Statement of Operations
Year ended December 31, 2004

Revenue	$6,086,000

Cost of revenue (1)	1,411,000
Amortization of capitalized software costs	200,000
Research and development	1,382,000
Sales and marketing	581,000
General and administrative	1,097,000

Total costs and expenses	4,671,000

Income from operations	1,415,000
Other expense	(26,000)

Income before income taxes	1,389,000
Income tax provision	46,000

Net income	$1,343,000

(1)	Excludes amortization of capitalized software costs
See Notes to Financial Statements.

MediaSentry, Inc.
Statement of Changes in Stockholders’ Equity
Year ended December 31, 2004

	Common Stock		Additional
	Number of		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
Balance — January 1, 2004	2,000,000	$20,000	$75,000	$593,000	$688,000
Sale of common stock	52,220	1,000	199,000		200,000
Stock-based compensation			25,000		25,000
Net income				1,343,000	1,343,000

Balance — December 31, 2004	2,052,220	$21,000	$299,000	$1,936,000	$2,256,000

See Notes to Financial Statements.

MediaSentry, Inc.
Statements of Cash Flows
Year ended December 31, 2004

Cash flows from operating activities:
Net income	$1,343,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	463,000
Stock-based compensation	25,000
Deferred taxes	36,000
Changes in:
Accounts receivable	(925,000)
Other assets	(74,000)
Accounts payable and accrued expenses	88,000
Deferred revenue	38,000
Other liabilities	(84,000)

Net cash provided by operating activities	910,000

Cash flows from investing activities:
Purchase of furniture and equipment	(407,000)
Capitalized software development costs	(535,000)

Net cash used in investing activities	(942,000)

Cash flows from financing activities:
Net proceeds from sale of common stock	200,000
Deferred salaries	(65,000)
Proceeds from line of credit	100,000
Officer loan	(80,000)
Payments of obligations under capital leases	(110,000)

Net cash provided by financing activities	45,000

Net increase in cash and cash equivalents	13,000

Cash and cash equivalents at beginning of year	102,000

Cash and cash equivalents at end of year	$115,000

Supplemental disclosures of cash flow information:
Interest paid	$26,000
Income taxes paid	$14,000

Supplemental disclosure of noncash activities:
Equipment purchased under capital leases	$214,000
See Notes to Financial Statements.

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note A — The Company
MediaSentry, Inc. (the “Company”) is a global provider of anti-piracy and business management services for companies in the entertainment and software industries. MediaSentry’s clients include large global music and print publishers, record labels, motion picture studios, software companies, and industry associations. On June 1, 2001, the Company was organized as a corporation in the State of Georgia, under the name of MediaForce, Inc. On April 1, 2003, the Company legally changed its name to MediaSentry, Inc.
Note B — Summary of Significant Accounting Policies
[1]	Cash and cash equivalents:

The Company considers all liquid, short-term investments with original maturities of three months or less to be cash equivalents.

[2]	Property and equipment:

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated life of the asset or the lease term, ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life or lease term.

[3]	Software development costs:

The Company has developed software that it uses to provide services to customers and enhances its software to provide additional functionality. Pursuant to Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” costs incurred during the application development stage associated with software that is developed for internal use are capitalized. Costs incurred during the preliminary project stage and the post-implementation/operation stage are expensed as incurred as research and development costs. The capitalized costs are amortized using the straight-line method over a three-year estimated useful life.

[4]	Impairment of long-lived assets:

Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” provides for an impairment loss to be recognized if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. SFAS No. 144 superseded SFAS No. 121; however, it retained its fundamental provisions for recognition and measurement of the impairment of long-lived assets to be held and used. Such provisions require recognition of impairment of long-lived assets (property and equipment and software development costs) in the event the net book value of these assets exceeds the estimated future undiscounted cash flows attributable to these assets. This includes a significant change in the existing software or if such change is expected. The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the assets’ carrying values unlikely. Should an impairment exist, the impairment loss is measured based on the excess of the carrying value of the asset over the asset’s fair value or discounted estimated future cash flows.

[5]	Revenue recognition:

The Company recognizes revenue when services are provided and collectibility is reasonably assured.

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note B — Summary of Significant Accounting Policies (continued)
[6]	Cost of revenue:

Cost of revenues primarily includes payroll related costs for personnel that provide services to customers, application hosting and broadband costs and depreciation of property and equipment.

[7]	Income taxes:

The Company follows SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company has elected to be taxed as a sub-chapter S corporation for Federal purposes. Income tax expense includes state and local income and franchise taxes for taxing authorities that do not allow a sub-chapter S election.

[8]	Stock-based compensation:

SFAS No. 123, “Accounting for Stock-Based Compensation” encourages the use of the fair value-based method of accounting for stock-based employee compensation. Alternatively, SFAS No. 123 allows entities to continue to apply the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations and provide pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value-based method of accounting had been applied to employee awards. The Company has elected to continue to apply the provisions of APB Opinion 25 and provide the disclosures required by SFAS No. 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” The following table illustrates the effect on net income for the year ended December 31, 2004 if the fair value-based method had been applied to all awards:

Reported net income	$1,343,000
Stock-based employee compensation included in reported net income	25,000
Stock-based employee compensation determined under the fair value-based method	(44,000)

Pro forma net income	$1,324,000

The pro forma amounts disclosed above may not be representative of future disclosures because the estimated fair value of stock options is amortized over the vesting period and additional options may be granted in future years. The fair value of each option grant during the year ended December 31, 2004 is estimated using the Black-Scholes option-pricing model reflecting the following:

Volatility	80%
Expected life of options	6 years
Risk free interest rate	5%
Dividend yield	0%
The weighted average grant-date fair value of options granted during the year ended December 31, 2004 was $3.39.

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note B — Summary of Significant Accounting Policies (continued)
[9]	Research and development:

Research and development expenses include payroll, employee benefits, equity compensation, and other headcount-related costs associated with product development. The Company follows SOP 98-1, “Accounting for the Cost of Computer Software Developed or Obtained for Internal Use.” Pursuant to SOP 98-1 software development costs incurred during the preliminary project stage and the post-implementation/operation stage are expensed as incurred as research and development costs.

[10]	Rent expense:

Expense related to the Company’s facility lease is recorded on a straight-line basis over the lease term.

[11]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain of the Company’s accounting policies, including accounting for software development costs, require that the Company apply significant judgment in defining the appropriate assumptions for calculating financial estimates.

[12]	Fair value of financial instruments and concentration of credit risk:

The fair values of accounts receivable and accounts payable approximate their carrying values based on the short-term nature of these financial instruments.

The Company performs ongoing credit evaluations of its customers’ financial condition and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends and other information. Such losses have been within management’s expectations.

[13]	Recently issued accounting standards:

In December 2004, the FASB issued SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) addresses the accounting for transactions in which an enterprise exchanges its equity instruments for employee services. It also addresses transactions in which an enterprise incurs liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of those equity instruments in exchange for employee services. The cost of employee services received in exchange for equity instruments, including employee stock options, is to be measured on the grant-date fair value of those instruments. That cost will be recognized as compensation expense over the service period, which would normally be the vesting period. The Company is currently evaluating the impact of adopting SFAS 123(R), effective January 1, 2006, on the financial position and results of operations.

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note B — Summary of Significant Accounting Policies (continued)
[14]	Business segment:

The Company operates in one business segment, the monitoring of online networks to identify and prevent the theft of copyrighted materials for which it receives revenue from its customers.

The Company’s customers are typically large entertainment and media companies and industry associations that operate within the movie, television and music industries. During 2004, three customers accounted for approximately 26%, 22% and 18% of the Company’s total revenue. As of December 31, 2004, three customers accounted for approximately 34%, 28% and 12% of the Company’s accounts receivable.

The Company’s revenue is derived from online monitoring services and there are no distinguishable components.

For the year ended December 31, 2004, foreign customers accounted for approximately 9% of total revenue. These customers are primarily located in Europe. The Company’s assets and operations are based within the United States.
Note C — Property and Equipment
Property and equipment at December 31, 2004 consists of the following:

Furniture and other equipment	$62,000
Computers and software	1,070,000
Leasehold improvements	14,000

1,146,000
Less accumulated depreciation and amortization	(367,000)

$779,000

Depreciation and amortization for the year ended December 31, 2004 was $263,000. The net book value of equipment held under capital leases was $343,000 at December 31, 2004.
Note D — Capitalized Software Development Costs
Capitalized software development costs are as follows:

January 1, 2004	$349,000
Additions	535,000

December 31, 2004	884,000
Less accumulated amortization	(305,000)

$579,000

Amortization expense related to capitalized software development costs was $200,000 for the year ended December 31, 2004.

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note E — Line of Credit
On August 13, 2004 the Company entered into a line of credit pursuant to which it may borrow up to $300,000. Outstanding balances under this line of credit bear interest at the prime interest rate plus 1/2 percent. At December 31, 2004, the Company had an outstanding liability under this line of $100,000 at an interest rate of 5.75%. The line of credit is a demand note with no termination date. The liability is collateralized by substantially all of the Company’s assets. In addition, the Chief Executive Officer of the Company has personally guaranteed the line of credit.
Note F — Deferred Salaries
In July 2001, when the Company was founded, the co-founders elected to defer 100% of their compensation to avoid placing additional financial strain on the new entity. In November 2002, the co-founders and one executive, who had also elected to defer his salary, began to receive their salaries on a current basis. In addition, periodically these individuals received a portion of their deferred compensation as the funds became available. There are no required repayment schedules other than should the Company raise $5,000,000 of financing, the deferred salaries will be paid in full.
Note G — Income Taxes
The Company has elected to be taxed as a sub-chapter S corporation for Federal and certain state purposes and is on a cash basis. Income tax expense includes state and local income and franchise taxes where the Company is not treated as an S corporation.
The following are the components of the income tax provision for the year ended December 31, 2004:

Current:
State and local	$10,000

Deferred:
State and local	36,000

Total	$46,000

The deferred tax liability reflects the anticipated future tax consequences (at an effective tax rate of 3%) attributable to differences between the financial statement carrying amounts of assets and liabilities and the respective tax bases. A future change from S corporation status could have a significant effect on such future tax consequences. The principal components of the net deferred tax liability at December 31, 2004 were as follows:

Accounts receivable	$55,000
Capitalized software development costs	17,000
Accounts payable and accrued expenses	(7,000)
Deferred revenue	(3,000)
Deferred salaries	(8,000)

$54,000

The difference between the tax expenses reflected on the financial statements and the amounts calculated using the federal statutory income tax rates are as follows:

Federal income tax at statutory rate	$457,000
State and local income taxes	46,000
Effect of Subchapter S election	(457,000)

$46,000

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note H — Stockholders’ Equity
[1]	Common stock:

In June 2001, the Company was incorporated, the articles of incorporation authorized 2,000 shares of common stock and the Company sold 1,000 shares of common stock to the founders and a member of the Board of Directors for $1.00 per share. In December 2001, the Company sold 1,000 shares to the founders, a member of the Board of Directors and an executive officer of the Company for $.25 per share. In March 2005, the Company amended its articles of incorporation which increased the authorized shares to 5,000,000 shares and effected a 1,000 for 1 stock split. The accompanying financial statements give retroactive effect to the stock split.

[2]	Stock options:

On September 1, 2004, the Board of Directors adopted the 2004 Equity Incentive Plan (the “2004 Plan”) which authorizes the grant of options to purchase up to an aggregate of 150,000 shares of the Company’s common stock. The terms of awards under the Plan are determined by the Board of Directors. The options vest over four years (subject to acceleration upon a change in control) and expire ten years from date of grant. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, directors, or consultants of the Company. For incentive stock options, the exercise price may not be less than the fair value of the stock on the date of grant. For stockholders who possess more than 10% of total combined voting power of all classes of the capital stock, the exercise price shall not be less than 110% of the fair market value at the date of grant.

A summary of the status of options granted under the 2004 Plan is presented below:

			Weighted
			Average
			Exercise
	Shares	Range	Price
Outstanding — January 1, 2004	45,000	$0.01-$2.50	$0.29
Granted	39,000	3.83 - 4.87	4.55
Forfeited
Exercised

	84,000	$0.01-$4.87	$2.27

Options exercisable — December 31, 2004	17,188

At December 31, 2004, 66,000 options are available for future grants under the 2004 Plan.

The following table represents information relating to stock options outstanding at December 31, 2004:
(In shares, except per share amounts and years)

		Outstanding Options		Exercisable Options
Range of		Remaining	Weighted		Weighted
Exercise Prices	Shares	Life (Years)	Average Price	Shares	Average Price
$ 0.01	40,000	8.25	$0.01	15,000	$0.01
2.50	5,000	8.00	2.50	2,188	2.50
3.83	12,000	9.00	3.83		3.83
4.87	27,000	9.77	4.87		4.87

	84,000			17,188

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note I — Commitments and Other Matters
[1]	Operating and capital leases:

The Company has entered into operating leases for its facilities and capital leases for equipment (including leases entered into subsequent to December 31, 2004), pursuant to which the minimum future obligations are as follows:

Year Ending	Operating	Capital
December 31,	Leases	Leases	Total
2005	$358,000	$189,000	$547,000
2006	375,000	161,000	536,000
2007	340,000	10,000	350,000
2008	319,000		319,000
2009	290,000		290,000
Thereafter	361,000		361,000

	2,043,000	360,000	2,403,000
Less imputed interest		19,000	19,000

Present value of capital lease obligations	$2,043,000	$341,000	$2,384,000

Rent expense for the year ended December 31, 2004 was $120,000. The weighted average imputed interest rate for the Company’s capital leases was 6.26% as of December 31, 2004.
[2]	Benefit plan:

In July 2004, the Company adopted a defined contribution plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations. The Company matches employees’ contributions up to a maximum of 5% of their compensation. During the year ended December 31, 2004, the Company made $20,056 in matching contributions.

[3]	Litigation:

The Company has been named in a litigation matter pursuant to which the plaintiff claims to hold valid patents covering the use of certain data management methods that are pervasive on the internet and which they assert the Company infringes. The plaintiff’s first complaint was dismissed for failure to adequately identify the alleged infringement. The plaintiff has submitted an amended complaint. The Company believes that it has a very strong defense including invalidity of the patents.

The Company submits testimony on behalf of its clients involved in litigation seeking to enforce their intellectual property rights. From time to time the Company receives demands for information, as a third party, from other entities that are involved in litigation.

[4]	Other matters:

Upon a change of control, the Company will issue a number of shares to an officer with a fair value equal to $45,000, which would result in the recognition of compensation expense.

The following arrangements would result in the recognition of compensation expense upon a change in control or sale of the Company:

MEDIASENTRY, INC.
NOTES TO FINANCIAL STATEMENTS
Note I — Commitments and Other Matters (continued)
[4]	Other matters: (continued)

A principal stockholder of the Company has agreed to give to an employee 2% of his share of proceeds from a sale of the Company.

In 2002, two stockholders of the Company entered into an arrangement with an officer of the Company pursuant to which the officer paid the stockholders $10,000 and would be entitled to receive between 40,000 and 120,000 of their common shares depending upon the price at which the Company is sold. The excess of the fair value of those shares upon such sale over the consideration paid will be recognized as compensation expense by the Company.
Note J — Related Party Transactions
In January 2004, the Company repaid $80,000 to an officer, which had been loaned to the Company in December 2003. The loan did not bear interest.
Note K — Subsequent Events
Subsequent to December 31, 2004, the Company increased the number of shares available under the 2004 Plan to 180,000 and an additional 41,000 options were granted with exercise prices ranging from $7.30 to $9.00 per share, which vest over a period of four years. In addition, the Company sold 60,000 shares of common stock to an employee for $4.87 per share and recognized compensation cost of $146,000 for the related intrinsic value.
The Company has an equipment lease line of credit under which it borrowed $475,000 subsequent to December 31, 2004 for equipment purchases. There were no draw downs against this facility prior to 2005.
In April 2005, the Company distributed $27,000 to its shareholders for taxes incurred due to the Subchapter S status of the Company.